EXHIBIT 12.1
                                                                 ------------

                                  Sbarro, Inc.
                Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Thousands)

                                                                                 FISCAL YEAR
                                            --------------------------------------------------------------------------------------
                                                                                                                        PRO
                                                                                                                       FORMA
                                                1998           1997          1996          1995           1994        1998
                                                ----           ----          ----          ----           ----        ----
Fixed charges:

Interest expense.......................           $0             $0            $0             $0             $0      $30,519
Rental expense.........................       19,705         18,419        16,667         16,193         14,520       19,705
                                              ------         ------        ------         ------         ------       ------

Total fixed charges....................      $19,705        $18,419       $16,667        $16,193        $14,520      $50,224
                                             =======        =======       =======        =======        =======      =======

Earnings available for fixed charges:

Earnings (1) ..........................      $56,703        $58,197       $60,306        $34,321        $53,270      $13,569
Add fixed charges......................       19,705         18,419        16,667         16,193         14,520       50,224
                                              ------         ------        ------         ------         ------       ------

Total earnings available for
fixed charges..........................      $76,408        $76,616       $76,973        $50,514        $67,790      $63,793
                                             =======        =======       =======        =======        =======      =======

Ratio of earnings to fixed charges.....          3.9            4.2           4.6            3.1            4.7          1.3


                                                     FORTY WEEKS ENDED
                                         ---------------------------------------
                                                                      PRO FORMA
                                            OCTOBER 10,  OCTOBER 4, OCTOBER 10,
                                               1999         1998       1999
                                               ----         ----       ----
Fixed charges:

Interest expense.......................
Rental expense.........................          $0           $0    $22,937
                                             15,969       14,824     15,969
                                             ------       ------     ------

Total fixed charges....................
                                            $15,969      $14,824    $38,906
                                             ------       ------     ------
Earnings available for fixed charges:

Earnings (1) ..........................
Add fixed charges......................     $33,555      $32,497     $2,154
                                             15,959       14,824     38,906
                                             ------       ------     ------
Total earnings available for
fixed charges..........................
                                            $49,524      $47,321    $41,060
                                            =======      =======    =======
Ratio of earnings to fixed charges.....
                                                3.1          3.2        1.1

-------------------

(1) Earnings represents "Income (loss) before income taxes and cumulative effect of change in method of accounting."

(2) The ratio of earnings to fixed charges has been computed by dividing total earnings available for fixed charges by total fixed charges. Total fixed charges consist of interest and one-third of rent expense (deemed to be a reasonable approximation of the interest factor).